Exhibit 99.1

Etsy Announces Edith Cooper Joining Board of Directors

BROOKLYN, N.Y., March 28, 2018 -- Etsy, Inc. (Nasdaq: ETSY), the global marketplace for unique and creative goods, today announced that its Board of Directors has appointed Edith Cooper, former Partner and Global Head of Human Capital for Goldman Sachs, to the company’s Board, effective April 5, 2018.

“With Edith joining the board, we gain significant talent-management expertise, based on years of experience at leading global financial institutions. We are also honored that a person who called Brooklyn her home for many years is now working hand-in-hand with us to make our tech company even more successful,” said Josh Silverman, Etsy, Inc. CEO. “We are looking forward to Edith bringing her wealth of knowledge to Etsy, providing guidance as we continue driving growth and empowering the 1.9 million creative entrepreneurs who rely on our marketplace.”

Throughout her career, Ms. Cooper has used her broad experience in finance and focus on human capital to unlock innovation and collaboration in the workplace. At Goldman Sachs, she pioneered the use of data, analytics, and technology to maximize investments in people and leverage talent across the enterprise. She spearheaded Goldman Sachs' groundbreaking company-wide conversation series on diversity and inclusion, designed to tie business goals to equity and social issues in order to empower all of the talent of the firm.

“Etsy’s mission to ‘Keep Commerce Human’ and its culture is revolutionary in the tech space. I have long admired Etsy’s drive to create value by investing in its people and fostering a diverse and inclusive workplace,” said Edith. “I am honored to join the Board as Etsy continues to connect creative entrepreneurs with buyers around the world.”

With Edith’s appointment, Etsy’s Board has expanded, while retaining gender parity. She is also joining the Compensation Committee of the Board.

About Edith Cooper
Ms. Cooper has over 30 years of experience in management and sales leadership at leading organizations across the financial services industry. She is the former Executive Vice President and Head of Human Capital Management at Goldman Sachs, where she was responsible for the recruitment, development, promotion, and well-being of the firm’s 35,000 people around the world. She has held various leadership roles at Goldman Sachs, Morgan Stanley and Bankers Trust. She also is a member of the Board of Directors of Slack, the Museum of Modern Art and Mt. Sinai Hospital.

About Etsy
Etsy is the global marketplace for unique and creative goods. Our mission is to keep commerce human, and we're committed to using the power of business to strengthen communities and empower people.

We connect millions of buyers and sellers from nearly every country in the world. Buyers come to Etsy to be inspired and delighted by items that are crafted and curated by creative entrepreneurs. For sellers, we offer a range of tools and services that address key business needs.

Etsy was founded in 2005 and is headquartered in Brooklyn, New York.

Cautionary Statement Regarding Forward-Looking Statements

This press release (including statements quoted in this press release) contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include our expectations regarding the success of our business and our ability to drive growth and empower Etsy sellers.

Forward-looking statements include all statements that are not historical fact. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from expectations. These risks and uncertainties include (1) our ability to implement our business strategy; (2) our ability to attract and retain an active and engaged community of Etsy sellers and Etsy buyers; (3) our ability to recruit and retain employees (4) the importance to our success of the trustworthiness of our marketplace and the connections within our community; (5) our ability to enhance our current offerings and develop new offerings to respond to the changing needs of Etsy sellers and Etsy buyers; (6) the effectiveness of our marketing efforts; (7) our ability to effectively transition and integrate our new executive officers and implement our business strategy, and other risks and uncertainties that are more fully described in our filings with the Securities and Exchange Commission, including in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017, and subsequent reports that we file with the Securities and Exchange Commission.

Forward-looking statements represent our beliefs and assumptions only as of the date of this press release. We disclaim any obligation to update forward-looking statements, except as required by law.